SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

February 15, 2005

(Date of earliest event reported)

FIRST COMMUNITY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-19297	55-0694814

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 989, Bluefield, Virginia	24605-0989

(Address of principal executive offices)	(Zip Code)

(276) 326-9000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240 14a-12)

☐	Pre-commencement pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 8.01 Other Events

     This 8-K is being filed as a result of the Company’s August 2004 disposition of an operating subsidiary, United First Mortgage. The resulting effect is the elimination of the mortgage banking segment and the segregation of results into continuing operations and discontinued operations. Discontinued operations for the current and all preceding periods have been segregated and identified as such in the financial statements, notes and management’s discussion and analysis included herein. This change shall result in greater comparability of the financial statements in subsequent periods. A complete presentation of discontinued operations is reflected in Note 18 of the financial statements included in this report. The only changes reflected herein relate to the accounting separation and disclosure of the continuing and discontinued operating presentation. The above referenced segregated financial information is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

     (c)         The following exhibit is included with this Report:

Exhibit 99.1	Segregated Financial Information for Discontinued Operations for the period ended December 31, 2003 and prior periods.

Five Year Summary-Selected Consolidated Financial Data

Management’s Discussion and Analysis of Financial Condition and Results of Operation

Consolidated Financial Statements and Supplementary Data

Consent of Independent Registered Public Accounting Firm

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST COMMUNITY BANCSHARES, INC.

By:	/s/ Robert L. Schumacher

Robert L. Schumacher
Chief Financial Officer

     Date: February 15, 2005

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